Exhibit 10.1

FORM OF WARRANT EXCHANGE AGREEMENT

This Warrant Exchange Agreement (this “Agreement”) is made and entered into as of March 13, 2023 (the “Effective Date”), by and among OneSpaWorld Holdings Limited, an international business company incorporated under the laws of the commonwealth of The Bahamas (the “Company”) and [•] (the “Holder” and, together with the Company, the “parties”).

RECITALS

WHEREAS, the Holder currently owns warrants (collectively, the “Existing Warrants”), each of which is exercisable to purchase one common share of the Company, par value $0.0001 per share (the “Common Shares”);

WHEREAS, subject to the terms and conditions set forth herein, the Company and the Holder’s desire to cancel and retire [•] of its Existing Warrants in exchange for a number of Common Shares (collectively, the “Exchange Shares”) pursuant to the formula set forth in Section 1.2 hereof (the “Exchange”); and

WHEREAS, the Exchange is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (together with the rules and regulations there under, the “Securities Act”).

NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

Exchange

Section 1.1 Exchange of Warrants for Common Shares.

(a) Upon the terms and subject to the conditions of this Agreement, the Holder hereby conveys, assigns, transfers and surrenders the Existing Warrants to the Company and, in exchange, the Company shall cancel such Existing Warrants and issue the number of Exchange Shares pursuant to the formula in Section 1.2 below, which Exchange Shares shall be issued without a restrictive legend and shall be freely tradable by the Holder. In connection with the Exchange, the Holder hereby relinquishes all rights, title and interest in the Existing Warrants (including any claims the Holder may have against the Company related thereto) and assigns the same to the Company.

Section 1.2 Issuance of Exchange Shares. In consideration of and for the Exchange, for each Existing Warrant the Holder surrenders, the Company agrees to issue to the Holder a fraction of a Common Share equal to the quotient of the Warrant Price divided by the Common Share Price. For purposes of this Section 1.2, “Warrant Price” means $1.912 plus the Share Price Increase or Decrease; “Share Price Increase or Decrease” means 50% of the difference between the closing price of the Common Shares on the Trading Day prior to the Effective Date and the Common Share Price; “Common Share Price” means the lesser of (i) the 30-day VWAP of the Common Shares, commencing on the Effective Date and (ii) $12.35; and “30-day VWAP” means the average of the prices as displayed under the heading “Bloomberg VWAP” on Bloomberg page “OSW <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (as defined below) (or if such volume-weighted average price is unavailable, the market value of one Common Share on such Trading Day reasonably determined, using a volume weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company, which may the solicitation agent or its affiliate), for each Trading Day during the period commencing on the Effective Date and ending thirty (30) days thereafter. The initial exchange ratio pursuant to the foregoing formula at the Effective Date will be 0.178 and the maximum exchange ratio at the completion of the 30-day VWAP period will be 0.220. The issuance of the Exchange Shares to the Holder will be made without registration of such Exchange Shares under the Securities Act, in reliance upon the exemption therefrom provided by Section 3(a)(9) of the Securities Act. No fractional shares will be issued. If the Holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of Exchange Shares to be issued to the warrant holder.

Section 1.3 Closing Mechanics.

(a) The closing of the Exchange shall occur at 9:00 a.m., Eastern Time, on the second Trading Day after the date of completion of the 30-day VWAP period, or at such other time and date as the parties may agree in writing (the “Closing Date”).

(b) Definitions. For purposes of this Agreement:

(i) “Trading Day” means a day on which (i) there is no Market Disruption Event (as defined below), and (ii) trading in the Company’s securities generally occurs on the Nasdaq Capital Market (“Nasdaq”);

(ii) “Market Disruption Event” means the occurrence or existence on any Scheduled Trading Day (as defined below) for the Common Shares of any suspension or limitation imposed on trading of the Common Shares (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Shares, and such suspension or limitation occurs or exists throughout the 30 minutes prior to the closing time of the relevant exchange on such day; and

(iii) “Scheduled Trading Day” means a day that is a regularly scheduled Trading Day of Nasdaq.

(c) On the Closing Date, (i) the Company shall cause its transfer agent, Continental Stock Transfer & Trust Company (the “Transfer Agent”), to issue to the Holder the Exchange Shares, and shall cause the Exchange Shares to be transmitted to the Holder by crediting the Holder’s Depository Trust Company (“DTC”) account through DTC’s Deposit/Withdrawal at Custodian (“DWAC”) system pursuant to the Holder’s instructions as set forth in the Holder’s signature page hereto, and (ii) the Holder shall deliver, or caused to be delivered, to the Transfer Agent, the Existing Warrants from their DTC account through the DWAC system for the Exchange, and such Existing Warrants shall be deemed automatically cancelled in full and of no force and effect.

Section 1.4 Conditions to Closing.

(a) The obligation of the Holder hereunder to consummate the transactions contemplated hereby is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Holder’s sole benefit and may be waived by the Holder at any time in their sole discretion by providing the Company with prior written notice thereof:

(i) The Exchange Shares shall have been credited to the account of the Holder’s DTC account in accordance with the terms hereof;

(ii) The Company shall have submitted a Listing of Additional Shares Notification Form for the Exchange Shares with Nasdaq prior to the Closing Date, if required. and shall have received no objection thereto from Nasdaq;

(iii) The representations and warranties of the Company in this Agreement shall be true and correct in all respects on and as of the Closing Date with the same effect as if made on the Closing Date; and

(iv) The Company shall have complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(b) The obligation of the Company hereunder to consummate the transactions contemplated hereby is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

(i) The representations and warranties of the Holder in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date;

(ii) The Holder has caused the Existing Warrants to be delivered to the Company in accordance with this Agreement; and

(iii) The Holder shall have complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

ARTICLE II

Representations, Warranties and Covenants of the Holder

The Holder hereby makes the following representations, warranties and covenants, each of which is true and correct on the date hereof and the Closing Date and shall survive the Closing Date and the transactions contemplated hereby to the extent set forth herein:

Section 2.1 Existence and Power.

(a) The Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

(b) The Holder has all requisite power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Holder, and no further consent, approval or authorization is required by the Holder in order for the Holder to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

Section 2.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Holder and, assuming due execution and delivery by the Company, constitutes the legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally, and (b) general principles of equity.

Section 2.3 Section 3(a)(9). The Holder understands that the Exchange Shares are being offered and sold in reliance on specific provisions of federal and state securities laws, specifically Section 3(a)(9) of the Securities Act, and not pursuant to a registration statement of the Company, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein for purposes of qualifying for exemptions from registration under the Securities Act and applicable state securities laws.

Section 2.4 Title to Warrants. The Holder owns and holds, beneficially and of record, the entire right, title, and interest in and to its Existing Warrants, free and clear of any Liens (as defined below) other than Liens in favor of a registered broker-dealer over property of the Holder held in an account with such broker-dealer generally and which Lien will be released upon transfer of the Existing Warrants. The Holder has the full power and authority to transfer and dispose of the Existing Warrants and will deliver such Existing Warrants free and clear of any Lien other than restrictions under the Securities Act and applicable state securities laws and except as set forth herein the Holder has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of the Existing Warrants or its rights in such Existing Warrants, or (ii) given any person or entity any transfer order, power of attorney, vote, plan, pending proposal or other right of any nature whatsoever with respect to such Existing Warrants which would limit the Holder’s power to transfer the Existing Warrants hereunder. As used herein, “Liens” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

Section 2.5 Non-Contravention. The execution, delivery and performance of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not (i) result in any violation of the provisions of the organizational documents of the Holder, (ii) constitute or result in a breach, violation, conflict or default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Holder is a party or by which the Holder is bound or to which any of the property or assets of the Holder is subject, or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Holder or any of its properties or cause the acceleration or termination of any obligation or right of the Holder, except in the case of clause (ii) above for such breaches, conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to materially adversely affect the ability of the Holder to perform its obligations hereunder.

Section 2.6 Investment Decision.

(a) (i) The Holder is a sophisticated investor acquiring the Exchange Shares in the ordinary course of its business and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investing in the Exchange Shares and has so evaluated the merits and risks of investing in the Exchange Shares, (ii) the Holder is able to bear the entire economic risk of investing in the Exchange Shares, (iii) the Holder is investing in the Exchange Shares with a full understanding of all of the terms, conditions and risks of such an investment and willingly assume those terms, conditions and risks and (iv) the Holder has not relied on any statement or other information provided by Cowen and Company, LLC or its affiliates (“Cowen”) concerning the Company, the Exchange or the Exchange Shares.

(b) The Holder acknowledges that an investment in the Exchange Shares involves a high degree of risk, and the Exchange Shares are, therefore, a speculative investment. The Holder acknowledges that the terms of the Exchange have been established by negotiation between the Company and the Holder. The Holder acknowledges that the Company has not given any investment advice, rendered any opinion or made any representation to the Holder about the advisability of this decision or the potential future value of any of the Existing Warrants. THE HOLDER ACKNOWLEDGES THAT, BY EXCHANGING THE EXISTING WARRANTS FOR COMMON SHARES PURSUANT TO THIS AGREEMENT, THE HOLDER WILL NOT BENEFIT FROM ANY FUTURE APPRECIATION IN THE MARKET VALUE OF THE EXISTING WARRANTS.

(c) The Holder has been given full and adequate access to information relating to the Company, including its business, finances and operations as the Holder has deemed necessary or advisable in connection with the Holder’s evaluation of the Exchange. The Holder has not relied upon any representations or statements made by the Company or its agents, officers, directors, employees or stockholders in regard to this Agreement or the basis thereof. The Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Exchange Shares and is not relying on the Company or any of its affiliates for any such advice. The Holder has had the opportunity to review the Company’s filings with the Securities and Exchange Commission. The Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Holder has made an independent decision to exchange its Existing Warrants for Exchange Shares and is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Exchange Shares and the transactions contemplated by this Agreement.

Section 2.7 No Additional Consideration. The Holder is not providing anything of value for the Exchange Shares other than the Existing Warrants.

Section 2.8 No Remuneration. Neither the Holder nor anyone acting on the Holder’s behalf has paid or given any person a commission or other remuneration directly or indirectly in connection with or in order to solicit or facilitate the Exchange.

ARTICLE III

Representations, Warranties and Covenants of the Company

The Company hereby makes the following representations, warranties and covenants each of which is true and correct on the date hereof and shall survive the Closing Date and the transactions contemplated hereby to the extent set forth herein.

Section 3.1 Existence and Power.

(a) The Company is duly incorporated, validly existing and in good standing under the laws of the Bahamas.

(b) The Company has all requisite power, authority and capacity to enter into this Agreement and consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of all of the Exchange Shares hereunder, have been duly authorized by all necessary action on the part of the Company and its board of directors (or a duly authorized committee thereof) (the “Board of Directors”), and no further consent, approval or authorization is required by the Company or of its Board of Directors or its shareholders in order for the Company to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby, including, without limitation, the issuance of all of the Exchange Shares hereunder.

The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in any violation of the provisions of the certificate or articles of incorporation or by-laws (or other organizational documents) of the Company or (ii) constitute or result in a breach, violation, conflict or default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or cause the acceleration or termination of any obligation or right of the Company, except in the case of clause (ii) above for such breaches, conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. As used in this Agreement, the term “Material Adverse Effect” shall mean a material adverse effect on the business, condition (financial or otherwise), properties or results of operations of the party, or an event, change or occurrence that would materially adversely affect the ability of the party to perform its obligations under this Agreement.

Section 3.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the Holder, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally, and (b) general principles of equity.

Section 3.3 Valid Issuance of the Exchange Shares. The Exchange Shares, when issued and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, Liens, charges and other encumbrances with respect to the issue thereof. Assuming the accuracy of the representations of the Holder in Article II of this Agreement, the Exchange Shares will be issued in compliance with all applicable federal and state securities laws. The offer and issuance of the Exchange Shares is exempt from registration under the Securities Act pursuant to the exemption provided by Section 3(a)(9) thereof.

Section 3.4 No Remuneration. Neither the Company nor anyone acting on the Company’s behalf has paid or given any commission or other remuneration to any person directly or indirectly in connection with or in order to solicit or facilitate the Exchange.

Section 3.5 Registration. The Company hereby represents and warrants that the Existing Warrants were issued by the Company pursuant to a registration statement (registration number 333-228359) that was effective at the time of issuance of the applicable Existing Warrants. In addition, the Company hereby represents and warrants that any Common Shares that would be issued upon exercise of the Existing Warrants would be issued pursuant to a registration statement (registration number 333-239628) that is currently effective. The Company acknowledges that the issuance of the Exchange Shares in accordance with this Agreement will be exempt from registration by virtue of Section 3(a)(9) of the Securities Act. The Company has not taken any action that would cause such exemption not to be available.

ARTICLE IV

Miscellaneous Provisions

Section 4.1 Section 3(a)(9) Exchange. The parties acknowledge and agree that the Exchange is being completed in accordance with Section 3(a)(9) of the Securities Act. The Company acknowledges that, effective upon consummation of the Exchange, the Exchange Shares will take on the registered characteristics of the Existing Warrants and that accordingly will be issued by the Company without any restrictive legends. The Company agrees not to take a position contrary to this Section 4.1. The Company shall not require the Holder to obtain an opinion of its counsel in connection with the Company’s issuance of the Exchange Shares as contemplated hereby or any subsequent sale by the Holder of the Exchange Shares.

Section 4.2 Issuance of Form 8-K. On or before 9:00 a.m. (New York City time) on March 13, 2023, the Company shall file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing all material terms of the transaction contemplated hereunder (“8-K Filing”). From and after the issuance of the 8-K Filing, the Company represents to the Holder that it shall not be in possession of any material, nonpublic information received from the Company or any of its officers, directors, employees or agents, that is not disclosed in the 8-K Filing, solely by virtue of its participation in the transactions contemplated by this Agreement. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company or any of its officers, directors, employees or agents, on the one hand, and the Holder or its respective affiliates, on the other hand, related to the transactions contemplated hereby or with respect to information shared in connection herewith shall terminate.

Section 4.3 Fundamental Change. The Holder may in its sole discretion, but only prior to the Closing Date, terminate this Agreement and not participate in the Exchange at any time after a Fundamental Change Event (as defined below). A “Fundamental Change Event” means the Company has after the date of this Agreement (A) entered into a definitive written agreement providing for (i) any acquisition of a majority of the voting securities of the Company by any person or group, (ii) any acquisition of a majority of the consolidated assets of the Company and its subsidiaries by any person or group, or (iii) announced any tender or exchange offer, merger or other business combination or any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction (provided that, in the case of any transaction covered by the foregoing clause (iii), immediately following such transaction, any person (or the direct or indirect shareholders of such person) will beneficially own a majority of the outstanding voting power of the Company or the surviving parent entity in such transaction), or (B) any person or group has, with the approval and recommendation of the Board of Directors, commenced, or publicly announced an intention to commence, a tender or exchange offer that, if consummated, would result in any person or group beneficially owning a majority of the outstanding voting power of the Company or the surviving parent entity in such transaction.

Section 4.4 Survival of Representations and Warranties. The agreements of the Company, as set forth herein, and the respective representations and warranties of the Holder and the Company as set forth herein in Articles II and III, respectively, shall survive the Closing Date.

Section 4.5 Notice. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) with return receipt requested or sent by reputable overnight courier service (charges prepaid):

(a) if to the Holder, at its respective address set forth in the signature page hereto; and

(b) if to the Company, at its address, as follows:

OneSpaWorld Holdings Limited

c/o OneSpaWorld 770 South Dixie Highway

Suite 200, Coral Gables

Attention: Inga Fyodorova

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention: Peter Seligson

Each party hereto by notice to the other party may designate additional or different addresses for subsequent notices or communications. All notices and communications will be deemed to have been duly given (a) at the time delivered by hand, if personally delivered; (b) five business days after being deposited in the mail, postage prepaid, if mailed; (c) when receipt acknowledged, if transmitted by facsimile; and (d) the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Section 4.6 Entire Agreement. This Agreement and the other documents and agreements executed in connection with the Exchange embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 4.7 Assignment; Binding Agreement. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

Section 4.8 Counterparts. This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile or in portable document format (.pdf) shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 4.9 Remedies Cumulative. Except as otherwise provided herein, all rights and remedies of the parties under this Agreement are cumulative and without prejudice to any other rights or remedies available at law.

Section 4.10 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall (i) limit, or be deemed to limit, in any way any right to serve process in any manner permitted by law, (ii) operate, or shall be deemed to operate, to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 4.11 No Third Party Beneficiaries or Other Rights. Nothing herein shall grant to or create in any person not a party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto.

Section 4.12 Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any noncompliance or breach be deemed to be a waiver of a party’s rights and remedies with respect to such noncompliance or breach.

Section 4.13 Word Meanings. The words such as “herein,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, unless the context otherwise requires. The masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

Section 4.14 No Broker. Neither party has engaged any third party as broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the transactions contemplated by this Agreement other than such fees and expenses for which that particular party shall be solely responsible.

Section 4.15 Exculpation of Cowen. The Holder hereby acknowledges and agrees for the express benefit of Cowen that (i) Cowen is acting solely in an administrative capacity for the Company and is not acting as an underwriter, initial purchaser, placement agent, dealer or in any other such capacity and is not and shall not be construed as a fiduciary for any Holder, the Company or any other person or entity in connection with the Exchange, (ii) Cowen has not prepared a disclosure or offering document in connection the Exchange and has not made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation to the Holder in connection with the Exchange, (iii) Cowen will have no responsibility with respect to (A) any representations, warranties or agreements made by any person or entity that is not a director, officer, employee or agent of Cowen under or in connection with the transactions contemplated hereby or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) of any thereof, or (B) the financial condition, business, or any other matter concerning the Company or the transactions contemplated hereby, and (iv) Cowen and its directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company, the Exchange or the Exchange Shares, or the accuracy, completeness or adequacy of any information supplied to the Holder by the Company.

Section 4.16 Further Assurances. The Holder and the Company each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.

Section 4.17 Costs and Expenses. The Holder and the Company shall each pay their own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including, but not limited to, the fees and expenses of their respective advisers, counsel, accountants and other experts, if any.

Section 4.18 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 4.19 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered as of the date first above written.

The Company:

ONESPAWORLD HOLDINGS LIMITED

By:
Name: Stephen B. Lazarus
Title: Chief Operating Officer and Chief Financial Officer

Signature Page to Exchange Agreement

The Holder:

By:
Name:
Title:

Address:

DWAC Instructions for Exchange Shares: